UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2006

Kitty Hawk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25202	75-2564006
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1515 West 20th Street
P.O. Box 612787
DFW International Airport,
Texas		75261
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (972) 456-2200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On April 17, 2006, Kitty Hawk, Inc. (the “Company”) extended a written offer of employment (the “Offer Letter”) to Gary L. Jensen, and Mr. Jensen accepted the offer. The Offer Letter provides that Mr. Jensen will serve on an at-will basis as the Vice President and Chief Operating Officer of Kitty Hawk Ground, Inc. (“Kitty Hawk Ground”). Key elements of the Offer Letter include:
•	An annual base salary of $200,000;

•	A grant of stock options to acquire up to 30,000 shares of common stock and of up to 16,500 restricted stock units (subject to approval by the Board of Directors and upon executive recommendation);

•	An annual bonus of up to 45% of base salary in accordance with the Kitty Hawk Leadership Performance Plan and as approved by the Board of Directors;

•	Participation in standard benefits plans and the Company’s 401(k) Plan;

•	Four weeks of vacation; and

•	Payment for 50% of realtor fees and certain closing costs associated with relocation expenses.
The foregoing description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 17, 2006, the Company appointed Mr. Jensen as Vice President and Chief Operating Officer of Kitty Hawk Ground. There were no arrangements or understandings between Mr. Jensen and any other person pursuant to which Mr. Jensen was appointed as Vice President and Chief Operating Officer of Kitty Hawk Ground. Except for Mr. Jensen’s potential employment arrangements, there have not been any transactions, nor are there any currently proposed transactions, since January 1, 2005, to which the Company or its subsidiaries, including Kitty Hawk Ground, was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Jensen had, or will have, a direct or indirect material interest.
From April 2003 to April 2006, Mr. Jensen, age 52, served as Vice President Operations for current YellowRoadway subsidiary USF Bestway in Phoenix, Arizona and USF Red Star in Auburn, New York. At USF, Mr. Jensen had leadership responsibilities in each position for approximately 2,000 staff and operations, claims, industrial engineering, maintenance, safety, risk and process management functions. From November 2001 to April 2003, Mr. Jensen served as General Manager for Logistics Insights Corporation, a transportation and logistics company serving the automotive manufacturing industry. Mr. Jensen also spent eleven years, from 1975 to 2001, with Consolidated Freightways where he had numerous division, sales and operations management responsibilities.
A copy of the Company’s press release, dated April 19, 2006, is included as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter to Mr. Jensen, dated April 17, 2006

99.1	Press Release, dated April 19, 2006, of Kitty Hawk, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KITTY HAWK, INC.

By: Name:	/s/ Steven E. Markhoff Steven E. Markhoff
Title:	Vice President Strategic Planning, General Counsel and Corporate Secretary
Date: April 19, 2006